   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 2000.



                                                      REGISTRATION NO. 333-47138

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             eROOM TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                     7372                                    04-3319257
     (STATE OR OTHER JURISDICTION OF              (PRIMARY STANDARD INDUSTRIAL                     (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)              CLASSIFICATION CODE NUMBER)                   IDENTIFICATION NUMBER)

                            ------------------------

                               725 CONCORD AVENUE
                              CAMBRIDGE, MA 02138
                                 (617) 497-6300
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                JEFFREY R. BEIR
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             EROOM TECHNOLOGY, INC.
                               725 CONCORD AVENUE
                              CAMBRIDGE, MA 02138
                                 (617) 497-6300
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

           WILLIAM J. SCHNOOR, JR., ESQ.                            PETER B. TARR, ESQ.
             BRIAN D. GOLDSTEIN, ESQ.                            RICHARD G. COSTELLO, ESQ.
               JEFFREY M. HELD, ESQ.                                 HALE AND DORR LLP
          TESTA, HURWITZ & THIBEAULT, LLP                             60 STATE STREET
                  125 HIGH STREET                                    BOSTON, MA 02109
                 BOSTON, MA 02110                                     (617) 526-6000
                  (617) 248-7000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-47138) of eRoom Technology, Inc. is a Part II filing solely to file copies of certain exhibits listed in Item 16 hereto. Accordingly, a preliminary prospectus has been omitted.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the common stock being registered. All the amounts are estimates except for the SEC registration fee.

SEC registration fee........................................  $18,480
Nasdaq National Market listing fee..........................        *
NASD filing fee.............................................    7,500
Blue sky qualification fees and expenses....................   12,000
Printing and engraving expenses.............................        *
Legal fees and expenses.....................................        *
Accounting fees and expenses................................        *
Transfer agent and registrar fees...........................        *
Miscellaneous...............................................        *
                                                              -------
Total.......................................................        *
                                                              =======

-------------------------
* To be provided by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Delaware law, the Registrant's Sixth Amended and Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of duty of loyalty to the Registrant or to its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. The Registrant's Sixth Amended and Restated Certificate of Incorporation further provides that the Registrant must indemnify its directors and executive officers and may indemnify its other officers and employees and agents to the fullest extent permitted by Delaware law. The Registrant maintains a policy of directors and officers insurance that provides insurance against certain expenses and liabilities which may be incurred by directors and officers.

     The Underwriting Agreement (Exhibit 1.01) will provide for indemnification by the underwriters of the Registrant, its directors, its officers who sign the registration statement, and the Registrant's controlling persons for certain liabilities, including liabilities arising under the Securities Act.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the last three years, the Registrant has sold or issued the following unregistered securities:

     (a) Issuance of Capital Stock

     In May 1997, the Registrant issued and sold an aggregate of 65,000 shares of series A convertible preferred stock for an aggregate of $65,000.

     In August 1997, the Registrant issued and sold an aggregate of 2,851,065 shares of series B convertible preferred stock for an aggregate of $6,700,002.75.

     In August 1998, the Registrant issued and sold an aggregate of 1,250,000 shares of series B-1 convertible preferred stock for an aggregate of $3,500,000.

     In September 1999, the Registrant issued and sold an aggregate of 3,132,751 shares of series C convertible preferred stock for an aggregate of $15,037,204.80.

     In October 1999, the Registrant issued and sold an aggregate of 104,167 shares of series C convertible preferred stock for an aggregate of $500,001.60.

     In April 2000, the Registrant issued and sold an aggregate of 956,938 shares of series D convertible preferred stock for an aggregate of $10,000,002.10.

     In July 2000, the Registrant issued and sold an aggregate of 1,052,633 shares of series D convertible preferred stock for an aggregate of $11,000,014.85.

     Each share of the Registrant's series A, series B, series B-1, series C and series D convertible preferred stock will automatically convert into one share of common stock upon the closing of this offering.

     (b) Exercises of Stock Options

     Since inception, the Registrant granted options to purchase 5,603,555 shares of common stock at exercise prices ranging from $0.02 to $4.50. Registrant issued 1,894,457 shares of common stock pursuant to exercise of employee options.

     The foregoing sales were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to sales by an issuer not involving any public offering or the rules and regulations thereunder, or, in the case of options to purchase common stock and shares of common stock issued upon the exercise of such options, Rule 701 under the Securities Act. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following is a list of exhibits filed as a part of this registration statement.


EXHIBIT NO.                             EXHIBIT
-----------                             -------
    1.01*     Form of Underwriting Agreement
    3.01+     Fifth Amended and Restated Certificate of Incorporation of
              Registrant
    3.02+     Certificate of Amendment of Fifth Amended and Restated
              Certificate of Incorporation of Registrant
    3.03+     Sixth Amended and Restated Certificate of Incorporation of
              Registrant (to be effective as of the closing of the
              offering)
    3.04+     By-Laws of the Registrant
    3.05+     Amended and Restated By-Laws of the Registrant (to be
              effective as of the closing of the offering)
    4.01*     Specimen Certificate for shares of Common Stock of
              Registrant

EXHIBIT NO.                             EXHIBIT
-----------                             -------
    4.02+     Description of Capital Stock (contained in the Sixth Amended and Restated Certificate of Incorporation filed as Exhibit
              3.03)
    5.01*     Legal Opinion of Testa, Hurwitz & Thibeault, LLP
   10.01+     1996 Stock Plan
   10.02+     2000 Stock Option and Incentive Plan (to be effective as of the closing of the offering)
   10.03+     2000 Employee Stock Purchase Plan (to be effective as of the closing of the offering)
   10.04+     Non-Qualified Stock Option Agreement between the Registrant and Jeffrey R. Beir dated January 19, 2000
   10.05+     Non-Qualified Stock Option Agreement between the Registrant and R. Pito Salas dated January 19, 2000
   10.06+     Non-Qualified Stock Option and Stock Repurchase Agreement
              between the Registrant and Robert L. Lentz dated February
              18, 2000
   10.07+     Non-Qualified Stock Option Agreement between the Registrant and David A. Litwack dated July 14, 2000
   10.08+     Non-Qualified Stock Option Agreement between the Registrant and Thomas F. Bogan dated July 14, 2000
   10.09+     Severance Letter between the Registrant and Robert L. Lentz dated September 6, 2000
   10.10+     Non-Qualified Stock Option and Stock Repurchase Agreement
              between the Registrant and Ralph Breslauer dated July 19,
              2000.
   10.11+     Fourth Amended and Restated Investor Rights Agreement dated as of April 20, 2000
   10.12+     Amendment No. 1 to Fourth Amended and Restated Investor
              Rights Agreement dated as of July 14, 2000
   10.13+     Third Amendment and Restatement of Lease between Registrant and Koll Bren Fund V, L.P. dated as of June 28, 2000
   10.14+-    License Software Agreement between the Registrant and Ford
              Motor Company dated March 15, 2000 (with certain
              confidential information omitted)
   10.15+-    Commercial Application Partner Agreement between the
              Registrant and Sybase, Inc. dated July 31, 1997 (with
              certain confidential information omitted)
   10.16+-    Adaptive Server Anywhere Master Disk Addendum to the
              Commercial Application Partner Agreement between the
              Registrant and Sybase, Inc. dated March 28, 2000 (with
              certain confidential information omitted)
   10.17+     Credit Agreement by and between the Registrant and Fleet
              National Bank dated as of September 22, 2000
   10.18+     Revolving Credit Note from the Registrant in favor of Fleet
              National Bank
   10.19+     Equipment Note from the Registrant in favor of Fleet
              National Bank
   10.20+     Security Agreement by and between the Registrant and Fleet
              National Bank dated as of September 22, 2000
   21.01+     List of Subsidiaries
   23.01*     Consent of Testa, Hurwitz & Thibeault, LLP (contained in
              Exhibit 5.01)
   23.02+     Consent of PricewaterhouseCoopers LLP

EXHIBIT NO.                             EXHIBIT
-----------                             -------
  24.01+      Power of Attorney (contained on pg. II-6)
  27.01+      Financial Data Schedule


-------------------------

 + Filed herewith.



 + Previously filed.



 - Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.


 * To be filed by amendment.

(b) FINANCIAL STATEMENT SCHEDULES

     All schedules have been omitted because they are not required or because the required information is given in the Registrant's Financial Statements or Notes thereto.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 14 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will governed by the final adjudication of such issue.

     The undersigned registrant undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective and (2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on the 16th day of October, 2000.


                                          eROOM TECHNOLOGY, INC.

                                          By:      /s/ JEFFREY R. BEIR
                                            ------------------------------------
                                              Jeffrey R. Beir
                                              President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                      DATE
                     ---------                                   -----                      ----

                /s/ JEFFREY R. BEIR                  President, Chief Executive      October 16, 2000
---------------------------------------------------    Officer and Director
                  Jeffrey R. Beir                      (principal executive
                                                       officer)

                /s/ ROBERT L. LENTZ                  Senior Vice President of        October 16, 2000
---------------------------------------------------    Finance, Chief Financial
                  Robert L. Lentz                      Officer, Treasurer and
                                                       Assistant Secretary
                                                       (principal financial and
                                                       accounting officer)

                         *                           Director                        October 16, 2000
---------------------------------------------------
                Timothy A. Barrows

                         *                           Director                        October 16, 2000
---------------------------------------------------
                  Thomas F. Bogan

                         *                           Director                        October 16, 2000
---------------------------------------------------
                  Richard D'Amore

                         *                           Director                        October 16, 2000
---------------------------------------------------
                 David A. Litwack

                         *                           Director                        October 16, 2000
---------------------------------------------------
                   Ronald Nordin

                         *                           Director                        October 16, 2000
---------------------------------------------------
                   R. Pito Salas

             *By: /s/ JEFFREY R. BEIR
   ---------------------------------------------
                  Jeffrey R. Beir
                 Attorney-in-Fact

EXHIBIT NO.                             EXHIBIT
-----------                             -------
    1.01*     Form of Underwriting Agreement
    3.01+     Fifth Amended and Restated Certificate of Incorporation of
              Registrant
    3.02+     Certificate of Amendment of Fifth Amended and Restated
              Certificate of Incorporation of Registrant
    3.03+     Sixth Amended and Restated Certificate of Incorporation of
              Registrant (to be effective as of the closing of the
              offering)
    3.04+     By-Laws of the Registrant
    3.05+     Amended and Restated By-Laws of the Registrant (to be
              effective as of the closing of the offering)
    4.01*     Specimen Certificate for shares of Common Stock of
              Registrant
    4.02+     Description of Capital Stock (contained in the Sixth Amended and Restated Certificate of Incorporation filed as Exhibit
              3.03)
    5.01*     Legal Opinion of Testa, Hurwitz & Thibeault, LLP
   10.01+     1996 Stock Plan
   10.02+     2000 Stock Option and Incentive Plan (to be effective as of the closing of the offering)
   10.03+     2000 Employee Stock Purchase Plan (to be effective as of the closing of the offering)
   10.04+     Non-Qualified Stock Option Agreement between the Registrant and Jeffrey R. Beir dated January 19, 2000
   10.05+     Non-Qualified Stock Option Agreement between the Registrant and R. Pito Salas dated January 19, 2000
   10.06+     Non-Qualified Stock Option and Stock Repurchase Agreement
              between the Registrant and Robert L. Lentz dated February
              18, 2000
   10.07+     Non-Qualified Stock Option Agreement between the Registrant and David A. Litwack dated July 14, 2000
   10.08+     Non-Qualified Stock Option Agreement between the Registrant and Thomas F. Bogan dated July 14, 2000
   10.09+     Severance Letter between the Registrant and Robert L. Lentz dated September 6, 2000
   10.10+     Non-Qualified Stock Option and Stock Repurchase Agreement
              between the Registrant and Ralph Breslauer dated July 19,
              2000
   10.11+     Fourth Amended and Restated Investor Rights Agreement dated as of April 20, 2000
   10.12+     Amendment No. 1 to Fourth Amended and Restated Investor
              Rights Agreement dated as of July 14, 2000
   10.13+     Third Amendment and Restatement of Lease between Registrant and Koll Bren Fund V, L.P. dated as of June 28, 2000
   10.14+-    License Software Agreement between the Registrant and Ford
              Motor Company dated March 15, 2000 (with certain
              confidential information omitted)
   10.15+-    Commercial Application Partner Agreement between the
              Registrant and Sybase, Inc. dated July 31, 1997(with certain confidential information omitted)

EXHIBIT NO.                             EXHIBIT
-----------                             -------
   10.16+-    Adaptive Server Anywhere Master Disk Addendum to the
              Commercial Application Partner Agreement between the
              Registrant and Sybase, Inc. dated March 28, 2000 (with
              certain confidential information omitted)
   10.17+     Credit Agreement by and between the Registrant and Fleet
              National Bank dated as of September 22, 2000
   10.18+     Revolving Credit Note from the Registrant in favor of Fleet
              National Bank
   10.19+     Equipment Note from the Registrant in favor of Fleet
              National Bank
   10.20+     Security Agreement by and between the Registrant and Fleet
              National Bank dated as of September 22, 2000
   21.01+     List of Subsidiaries
   23.01*     Consent of Testa, Hurwitz & Thibeault, LLP (contained in
              Exhibit 5.01)
   23.02+     Consent of PricewaterhouseCoopers LLP
   24.01+     Power of Attorney (contained on pg. II-6)
   27.01+     Financial Data Schedule

-------------------------
 + Filed herewith.

 + Previously filed.

 - Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

 * To be filed by amendment.